MONTGOMERY COSCIA GREILICH LLP
Certified Public Accountants
2500 Dallas Parkway, Suite 300
Plano, Texas 75093
972.748.0300 p
972.748.0700 f

Thomas A. Montgomery, CPA
Matthew R. Coscia, CPA
Paul E. Greilich, CPA
Jeanette A. Musacchio
James M. Lyngholm
Christopher C. Johnson, CPA
J. Brian Simpson, CPA

Rene E. Balli, CPA
Erica D. Rogers, CPA
Dustin W. Shaffer, CPA
Gary W. Boyd, CPA
Michal L. Gayler, CPA
Gregory S. Norkiewicz, CPA
Karen R. Soefje, CPA

July 6, 2012

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01 of iSatori, Inc.'s Form 8-K dated June 29, 2012, and have the following comments:

1. We agree with the statements made in the third, fifth, sixth, seventh and eight paragraphs of Item 4.01.

2. We have no basis on which to agree or disagree with the statements made in the first, second and fourth paragraph of Item 4.01.

3. We have no basis on which to agree or disagree with other statements of the Company contained therein.

Very truly yours,

MONTGOMERY COSCIA GREILICH LLP

MONTGOMERY COSCIA GREILICH LLP